Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO PARENT GUARANTY

FIRST AMENDMENT, dated as of July 31, 2013 (this “Amendment”), to the Parent Guaranty, dated as of September 25, 2012 (the “Existing Guaranty Agreement”; as amended by this Amendment, the “Guaranty Agreement”), made by PHH Corporation, a Maryland corporation (the “Parent”), in favor of The Bank of Nova Scotia, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement referred to below, for and on behalf of and for the benefit of itself and the other Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to the Existing Guaranty Agreement, the Parent has absolutely and unconditionally guaranteed the due and punctual payment and performance when due of all of the Guaranteed Obligations;

WHEREAS, the Parent has requested certain amendments to the Existing Guaranty Agreement as more fully set forth herein; and

WHEREAS, the Administrative Agent has agreed to such amendments but only on the terms and conditions contained in this Amendment;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1.              Defined Terms.

Capitalized terms used herein and not herein defined shall be construed in accordance with the Existing Guaranty Agreement.

Section 2.              Amendments.

(a)           Schedule A of the Existing Guaranty Agreement is amended by adding the following definitions in alphabetical order:

“2014 Convertible Notes Escrow Account” shall mean the escrow account to be established by the Parent with any lender under the Parent Credit Agreement whom the Parent elects in its sole discretion from time to time.  The terms of the escrow arrangements shall provide that the Parent may deposit up to $150,000,000 in the 2014 Convertible Notes Escrow Account and may withdraw amounts from the 2014 Convertible Notes Escrow Account solely to pay, redeem or purchase the 2014 Convertible Notes and pay related interest and premiums (it being understood and agreed that the Parent may transfer all or any portion of such deposit from an escrow account with one such lender to an escrow account with another such lender at any time).

“Medium Term Notes” shall mean the Parent’s (i) 7.850% Callable InterNotes due April 15, 2018 in the aggregate principal amount of $4,126,000 and (ii) 7.650% Callable InterNotes due April 15, 2018 in the aggregate principal amount of $3,777,000.

“Parent Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of August 2, 2012, among the Parent, the lenders and agents from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, amended and restated, or otherwise modified from time to time.

(b)           The defined term “Minimum Liquidity” contained in Schedule A of the Existing Guaranty Agreement is amended by adding the phrase “(including, for purposes hereof, the balance in the 2014 Convertible Notes Escrow Account at such time)” immediately after the phrase “wholly-owned Subsidiaries”.

(c)           Section 8.7 of the Existing Guaranty Agreement is amended by adding the phrase “(less the balance in the 2014 Convertible Notes Escrow Account at such time)” immediately after the word “Indebtedness”.

(d)           Section 8.11(a) of the Existing Guaranty Agreement is amended by adding the phrase “the Parent,” immediately before the phrase “any Material Subsidiary”.

(e)           Section 8.11(a)(ii) of the Existing Guaranty Agreement is amended by replacing the phrase “the Specified Senior Notes” with the phrase “the Medium Term Notes”.

(f)            Section 8.11(a)(iv) of the Existing Guaranty Agreement is amended by replacing clause (D) with the following:

(D) the aggregate outstanding principal amount of the 2014 Convertible Notes less the balance in the 2014 Convertible Notes Escrow Account is no more than $100,000,000;

(g)           Section 8.11(d) of the Existing Guaranty Agreement is amended by (i) adding the phrase “(including related interest and premiums)” immediately after the phrase “any such Indebtedness” and (ii) deleting the phrase “substantially similar terms” and replacing it with the phrase “terms not materially more restrictive, in the aggregate, than the terms in such Indebtedness being refinanced (as determined in good faith by a financial officer of the Parent)”.

(h)           Section 8 of the Existing Guaranty Agreement is amended by adding the following new Section 8.15:

Section 8.15  2014 Convertible Notes Escrow Account.

Until the 2014 Convertible Notes have been paid in full, utilize any amounts in the 2014 Convertible Notes Escrow Account other than to pay, redeem or purchase the 2014 Convertible Notes and pay related interest and premiums.

Section 3.              Conditions to Effectiveness.  This Amendment shall become effective upon the first date on which each of the following shall have occurred (the date of effectiveness, the “First Amendment Effective Date”):

(a)           the Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of the Parent;

(b)           the First Amendment, dated as of July 29, 2013, to the Parent Credit Agreement shall have become effective; and

(c)           all other fees of the Administrative Agent (including the reasonable fees and expenses of counsel to the Administrative Agent) due and payable on or prior to the First Amendment Effective Date shall have been paid.

Section 4.              Representations and Warranties.  The Parent hereby represents and warrants to the Administrative Agent  that (before and after giving effect to this Amendment):

(a)           as of the First Amendment Effective Date, each of the representations and warranties set forth in Article 6 of the Guaranty Agreement (other than those set forth in Section 6.17 of the Guaranty Agreement) shall be true and correct in all material respects on and as of the First Amendment Effective Date (except to the extent that such representations and warranties expressly relate to an earlier date in which case the Parent hereby confirms, reaffirms and restates such representations and warranties as of such earlier date) with the same effect as if made on and as of the First Amendment Effective Date; and

(b)           there does not exist any Default or Event of Default.

Section 5.              Payment of Expenses. The Parent agrees to pay or reimburse the Administrative Agent for all of its reasonable and invoiced out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and invoiced fees and disbursements of counsel to the Administrative Agent.

Section 6.              No Other Amendment or Waivers; Confirmation.  Except as expressly provided hereby, all of the terms and provisions of the Existing Guaranty Agreement are and shall remain in full force and effect.  The amendments contained herein shall not be construed as an amendment of any other provision of the Existing Guaranty Agreement or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Parent that would require the waiver or consent of the Administrative Agent.

Section 7.              GOVERNING LAW; WAIVER OF JURY TRIAL; MISCELLANEOUS.

(a)           THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)           EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 21 OF THE EXISTING GUARANTY AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

(c)           On and after the First Amendment Effective Date, each reference in the Existing Guaranty Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Existing Guaranty Agreement shall mean and be a reference to the Guaranty Agreement.

(d)           This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Amendment signed by all the parties shall be lodged with the Parent and the Administrative Agent.  This Amendment may be delivered by facsimile or electronic transmission of the relevant signature pages hereof.

Section 8.              Severability.  If any provision of this Amendment shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

Section 9.              Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

PHH CORPORATION

By:	/s/ Richard J. Bradfield
Name:	Richard J. Bradfield
Title:	Senior Vice President and Treasurer

PHH Corporation - First Amendment to Parent Guaranty

THE BANK OF NOVA SCOTIA, in its capacity as Administrative Agent

By:	/s/ Robert Boomhour
Name:	Robert Boomhour
Title:	Director

PHH Corporation - First Amendment to Parent Guaranty